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                                                                     EXHIBIT 1.1

                                  [____] SHARES

                           INTROGEN THERAPEUTICS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



________ __, 2000



SG COWEN SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
PAINEWEBBER INCORPORATED
  As Representatives of the several Underwriters named in Schedule A
c/o SG Cowen
1221 Avenue of the Americas, 14th Floor
New York, New York 10020


Dear Sirs:

         1. Introductory. Introgen Therapeutics, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters (as defined below) ____________ shares of Common Stock, $0.001 par value (the "FIRM STOCK") of the Company. SG Cowen Securities Corporation ("SG COWEN"), Prudential Securities Incorporated and PaineWebber Incorporated shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

         The Company also proposes to issue and sell to the several Underwriters up to an additional ____________ shares of Common Stock (the "OPTIONAL STOCK"), if and to the extent that the Representatives shall have determined to exercise on behalf of the Underwriters the right to purchase such shares of common stock upon the terms and conditions set forth in Section 3 hereof. The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "COMMON STOCK".

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Common Stock. The registration statement on Form S-1 (File No. 333-30582) as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, is hereinafter referred to as the REGISTRATION STATEMENT. The term "Registration Statement" as used in this Agreement shall also include any registration statement relating to the Common Stock that is filed and declared
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effective pursuant to Rule 462(b) under the Securities Act. The final prospectus in the respective form first used to confirm sales of the Common Stock is hereinafter referred to as the "PROSPECTUS". The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(b)(2) under the Securities Act or (b) the information contained in the term sheets described in Rule 434(b)(3) under the Securities Act, and (ii) the date of such prospectuses shall be deemed to be the date of the term sheets. The term "PRE-EFFECTIVE PROSPECTUS" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

         (a) The Registration Statement with respect to the Common Stock, including any Pre-effective Prospectus, copies of which have heretofore been delivered to the Representatives, has been carefully prepared by the Company in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act.

         (b) The Commission has not issued any order preventing or suspending the use of any Pre-effective Prospectus, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

         (c) At its date of issue, each Pre-effective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, when the Registration Statement becomes effective and at each of the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Pre-effective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter or on behalf of any Underwriter through its counsel, directly or through the Representatives, specifically for use in the preparation thereof;

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there is no license, lease, contract, agreement or document required by the
Securities Act or the Rules and Regulations to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such licenses, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

         (d) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated therein, neither the Company nor any of its subsidiaries has sustained material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, nor incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in or affecting the condition (financial or otherwise), properties, earnings, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any development involving a material adverse change (a "MATERIAL ADVERSE CHANGE"), or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole other than options granted pursuant to the Company's 1995 Stock Plan or 2000 Stock Option Plan, shares issued upon exercise of options granted pursuant to the 1995 Stock Plan or 2000 Stock Option Plan and shares issued upon exercise of outstanding warrants.

         (e) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus fairly present, on the basis stated in the Registration Statement, the information set forth therein.

         (f) Arthur Andersen LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (g) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own, lease and operate their properties and to conduct their business as described in the Prospectus; and the Company and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations in all other jurisdictions where their ownership or leasing of properties or the conduct of their business requires such qualification except where the failure so to qualify or to be in good standing would not cause a Material Adverse Change. The Company and each of its subsidiaries possess all necessary consents, approvals, authorizations, orders, registrations,

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qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies, all of which are valid and in full force and effect, to conduct their business as now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to so possess would not cause a Material Adverse Change, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns or controls, directly or indirectly, only the following corporations, associations or other entities: Gendux, Inc., Gendux AB and TMX Realty Corporation.

         (h) The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Date, as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock of the Company conform in all material respects to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and stock option plans as disclosed in the Prospectus. The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned by the Company, directly or indirectly through one or more wholly owned subsidiaries, free and clear of any liens, encumbrances, equities or claims.

         (i) The Common Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof in the Prospectus.

         (j) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any such subsidiary, might individually or in the aggregate, reasonably be expected to (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Pre-effective Prospectus in any jurisdiction or (iv) result in a Material Adverse Change and there is no valid basis for any such legal or governmental proceeding; and to the Company's knowledge, no such proceedings are threatened or contemplated against the Company or any

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subsidiary by governmental authorities or others. The Company is not a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Matters" in the Prospectus is true and correct and complies with the Rules and Regulations.

         (k) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated (i) will not result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties or assets and (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its properties is or may be bound or result in the creation of a lien (except for such violation of any such law, order, rule or regulation or such conflict, breach, violation, default or lien that would not cause a Material Adverse Change).

         (l) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Common Stock by the Underwriters.

         (m) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Common Stock), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar laws affecting the rights of creditors or by general principles of equity or to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

         (n) Neither the Company nor any of its subsidiaries is in violation in any material respect of any applicable federal, state, local and foreign laws, rules and regulations or any court or governmental agency or body, including, without limitation, the United States Food and Drug Administration; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would cause a Material Adverse Change.

         (o) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns due on or before the date hereof and have paid all taxes shown as due thereon or with respect to any of their properties, in each

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case as required to be paid on or before the date hereof, and there is no tax deficiency that has been, or, to the knowledge of the Company, is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would cause a Material Adverse Change.

         (p) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

         (q) Neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

         (r) The Company has provided the Representatives with all financial statements since 1995 to the date hereof that are available to the officers of the Company, including financial statements for the months of July and August of 2000.

         (s) Except as described in the Prospectus, the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. Except as described in the Prospectus, the Company's business as now conducted and as currently proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

         (t) Neither the Company nor any of its subsidiaries nor any other party to any contract required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement is in default under or in material breach of any such obligations under any such contract. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

         (u) The Company is not involved in any labor dispute nor, to the Company's best knowledge, is any such dispute threatened. The Company is not aware that (i) any executive, key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any such subsidiary or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or currently

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proposed business activities of the Company and its subsidiaries. Neither the
Company nor any of its subsidiaries has or expects to have any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

         (v) The Company has obtained the written agreement described in Section 8(j) of this Agreement from each of its officers, directors and holders of Common Stock listed on Schedule B hereto.

         (w) The Company and its subsidiaries have, and the Company and its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not materially affect the value of such property and would not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and would not be reasonably expected to cause a Material Adverse Change; and any real property and buildings held under lease by the Company and its subsidiaries are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and would not be reasonably expected to cause a Material Adverse Change, in each case except as described in or contemplated by the Prospectus.

         (x) As of the date hereof, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except where any non-compliance would not be reasonably expected to cause a Material Adverse Change, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where any non-compliance would not be reasonably expected to cause a Material Adverse Change.

         (y) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes, toxic wastes, hazardous wastes or hazardous substances by the Company or its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not cause, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Change; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes, toxic wastes, hazardous wastes or hazardous substances due to or

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caused by the Company or its subsidiaries or with respect to which the Company or its subsidiaries had knowledge, except for any such spill, discharge, leak, emission, injection, escapes, dumpings or releases which would not cause or would not be reasonably likely to cause, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a Material Adverse Change; and the terms "hazardous substances," "toxic wastes," "hazardous wastes" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (z) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or currently propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not cause a Material Adverse Change, except as described in or contemplated by the Prospectus.

         (aa) Other than as contemplated by this Agreement, neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

         (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (dd) Neither the Company nor any of its subsidiaries is or, after application of the net proceeds of this offering as described under the caption "Use of Proceeds" in the Prospectus, will become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (ee) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

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         (ff) The Company has not distributed and, prior to the later of (i) the
Closing Dates and (ii) the completion of the distribution of the Common Stock, will not distribute any offering material in connection with the offering and sale of the Common Stock other than the Registration Statement or any amendment thereto, any Pre-effective Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

         3. Purchase by, and Sale and Delivery to, Underwriters. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective numbers of Firm Stock set forth in Schedule A hereto opposite its name, subject to adjustment in accordance with
Section 12 hereof, at U.S.$ _______ per share (the "PURCHASE PRICE").

         The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as the Representatives may designate (solely for the purpose of administrative convenience) and in such denominations as the Representatives may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in immediately available funds (same day funds) or wire transfer, payable to the order of the Company, all at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. The time and date of the delivery and closing shall be at 10:00 A.M., New York Time, on _________, 2000, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "FIRST CLOSING DATE". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and the Representatives. The First Closing Date may be postponed pursuant to the provisions of Section 12.

         The Company shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the First Closing Date at the offices of SG Cowen, 1221 Avenue of the Americas, 14th Floor, New York, New York 10020.

         It is understood that SG Cowen, individually and not as a Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Common Stock to be purchased by such Underwriter or Underwriters. Any such payment by SG Cowen shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

         The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company of the making of the initial public offering. The Company is advised by the

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Representatives that the Firm Stock is to be offered to the public initially at
U.S.$ ______ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by the Representatives at a price that represents a concession not in excess of U.S.$ ____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$ _____ a share, to any Underwriter or to certain other dealers.

         For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, up to ______ shares of Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

         The option granted hereby may be exercised by the Underwriters by giving written notice from SG Cowen to the Company setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "OPTION CLOSING DATE" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "CLOSING DATES".) All purchases of Optional Stock from the Company shall be made on a pro rata basis. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, the Company agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

         The Company will deliver the Optional Stock to the Representatives for the respective accounts of several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as the Representatives may designate (solely for the purpose of administrative convenience) and in such denominations as the Representatives may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in immediately available funds (same day funds) or wire transfer, payable to the order of the Company, all at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of SG Cowen, 1221 Avenue of the Americas, 14th Floor, New York, New York 10020. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement among the Company and the Representatives. The Option Closing Date may be postponed pursuant to the provisions of Section 12.

         4. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

         (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to cause the Registration Statement to become effective,
(ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A of the Rules and Regulations, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Representatives have determined to deliver a Prospectus pursuant to Rule 434 of the Rules and Regulations, use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be reasonably necessary to enable the several Underwriters to continue the distribution of the Common Stock and will use its best efforts to cause the same to become effective as promptly as possible.

         (c) If at any time after the effective date of the Registration Statement when a prospectus relating to the Common Stock is required to be delivered under the Securities Act any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Securities Exchange Act of 1934, the Company will promptly notify the Representatives thereof and will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Common Stock shall have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the

Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act or the Securities Exchange Act of 1934.

         (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and of all amendments thereto including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Pre-effective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Common Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

         (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earning statement which will be in reasonable detail (but which need not be audited) and which will comply with
Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

         (f) The Company will cooperate with the Representatives to enable the Common Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Common Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Common Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Common Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Common Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives, use its best efforts to obtain the withdrawal thereof.

         (g) The Company will use its best efforts to list the Common Stock, subject to official notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the Registration Statement.

         (h) The Company will maintain a transfer agent and registrar for its Common Stock.

         (i) Prior to filing its quarterly statements on Form 10-Q, the Company will have its independent auditors perform a limited quarterly review of its quarterly numbers.

         (j) The Company will not, for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering without the prior written consent of SG Cowen, on behalf of the several Underwriters, (1) directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, other than by operation of law, or file with the Securities and Exchange Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (a) the Company's sale of Common Stock hereunder, (b) the Company's issuance of stock options under the Company's 1995 Stock Plan or 2000 Stock Option Plan, (c) the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and described in the Prospectus or which are granted after the date hereof and which are exercisable before the expiration of the 180-day period referred to above consistent with the Company's past practices in the two years preceding the date of this Agreement, (d) the Company's issuance of Common Stock pursuant to the Company's 2000 Employee Stock Purchase Plan, (e) the filing of a registration statement on Form S-8 relating to stock option plans or other employee benefit arrangements of the Company in existence on the date hereof, provided, however, that such no registration statement will be filed for a period of 30 days following the First Closing Date, and (f) the Company's issuance of Common Stock in connection with acquisitions by the Company or any of its subsidiaries of products, technologies or businesses, provided that the aggregate number of shares issued pursuant to this subsection (f) does not exceed, in the aggregate, 2,800,000 shares.

         (k) The Company will apply the net proceeds from the sale of the Common Stock as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

         (l) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Common Stock under the Securities Act.

         (m) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (n) Prior to each of the Closing Dates the Company will issue no press release or other communications directly or indirectly and hold no press conference (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriters are notified) with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, prospects, assets or liabilities of any of them, or the offering of the Common Stock, without the Representatives' prior written consent, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law. For a period of twelve (12) months following the First Closing Date, the Company will use its best efforts to provide to the Representatives copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company at least twenty-four (24) hours prior to the public issuance thereof or such longer advance period as may reasonably be practicable.

         5. Payment of Expenses. (a) The Company will pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance and delivery of the Common Stock to the Representatives; (ii) all expenses incident to the registration of the Common Stock under the Securities Act; (iii) the costs of preparing stock certificates (including printing and engraving costs);
(iv) all fees and expenses of the registrar and transfer agent of the Common Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants;
(vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Pre-effective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda (including fees and expenses of counsel to the Underwriters in connection with the preparation of the Underwriters' Questionnaire and the Blue Sky Memoranda and with Blue Sky filings) and this Agreement; (viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Common Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD, including fees and expenses of counsel to the Underwriters in connection with such filings; (x) all fees and expenses paid or incurred in connection with listing the Common Stock on Nasdaq;
(xi) the Company's expenses incurred in connection with the roadshow; and (xii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section; provided that, except as otherwise provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including fees and expenses of their counsel, and the expenses of advertising any offering of the Common Stock made by the Underwriters.

         (b) In addition to its other obligations under Section 6(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon
(i) any statement or omission or any alleged statement or omission, (ii) any act or failure to act or any alleged act or failure to act or (iii) any breach or inaccuracy in their representations and warranties, it will reimburse each Underwriter (and to the extent applicable, each Underwriter Indemnified Party (as defined in Section 6(a) hereof)) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by the Federal Reserve Bank, New York, New York (the "PRIME RATE"). Any such interim reimbursement payments which are not made to an Underwriter within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company may otherwise have. The request for reimbursement will be sent to the Company.

         (c) In addition to its other obligations under Section 6(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 6(b) hereof which relates to written information furnished to the Company pursuant to Section 2(c) hereof, it will reimburse the Company (and, to the extent applicable, each Company Indemnified Party (as defined in Section 6(b) hereof)) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each Company Indemnified Party) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each Company Indemnified Party) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This expense reimbursement agreement will be in addition to any other liability which such Underwriter may otherwise have. The request for reimbursement will be sent to SG Cowen as the Representative of the Underwriters.

         (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph (b) and/or (c) of this Section 5, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (b) of this Section 5 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of Section 6.

         6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriters (collectively, the "UNDERWRITER INDEMNIFIED PARTIES" and, each, an "UNDERWRITER INDEMNIFIED PARTY"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, or any other statute or at common law, (i) on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission or alleged statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter or on behalf of any Underwriter through its counsel, directly or through the Representatives, specifically for use in the preparation thereof; (ii) on the ground or alleged ground of an untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Common Stock, including, without limitation, statements communicated to securities analysts employed by the Underwriters; provided, however, that the foregoing indemnification agreement with respect to the Pre-effective Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Common Stock, or any officers, directors, partners, employees, representatives, agents or controlling persons of such Underwriter, if (A) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Common Stock to such person, (B) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with
Section 4(d) hereof, and (C) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; or (iii) for any act or failure to act or any alleged act or failure to act by any

Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, which is included as part of or referred to in any loss, claim, damage, liability or expense arising out of or based upon matters covered by clauses (i) and (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, or liability or expense resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that in no case is the Company to be liable with respect to any claims made against any Underwriter Indemnified Party against whom the action is brought unless such Underwriter Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter Indemnified Party, but failure to notify the Company of such claim shall not relieve it from any liability which it may have to any Underwriter Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. The Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Underwriters. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties at law or in equity have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Company shall not, however, in connection with any one such action or separate but substantially similar or related action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriter Indemnified Parties. Each Underwriter Indemnified Party, as a condition of the indemnity agreements contained in this Section 6(a), shall use all reasonable efforts to cooperate with the Company in the defense of such action or claim. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's written consent. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, partners, employees, representatives and agents and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "COMPANY INDEMNIFIED PARTIES") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Pre-effective Prospectus, the Registration Statement or the Prospectus (or any Pre-effective Prospectus, the Registration Statement or the Prospectus, as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission or alleged statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter or on behalf of such Underwriter through its counsel, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party against whom the action is brought unless such Company Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to the Company. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

         (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or acts which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Common Stock shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the

Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include, for the purposes of this subsection (c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Common Stock.

         8. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each of the Closing Dates, of the representations and warranties made herein by the Company, to compliance at and as of each of the Closing Dates by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and to the following additional conditions:

         (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

         (b) The Representatives shall have been satisfied that there shall not have occurred any Material Adverse Change since the date of the Prospectus, prior to each of the Closing Dates, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole other than options granted pursuant to the Company's 1995 Stock Plan or 2000 Stock Option Plan or shares issued upon exercise of options granted pursuant to the 1995 Stock Plan or 2000 Stock Option Plan or upon exercise of outstanding warrants or as disclosed in the Prospectus, as amended or supplemented, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable, in the reasonable judgment of the Representatives, to proceed with the public offering or purchase the Common Stock as contemplated hereby.

         (c) The Representatives shall be satisfied that no legal or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's ability to perform its obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material adverse development in any existing such action, suit or proceeding.

         (d) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLC, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

         (e) At each of the Closing Dates, the Representatives shall have received from Arthur Andersen LLC, independent certified public accountants, a letter, dated such Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as though made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 8(d) hereof.

         (f) At each of the Closing Dates, the Representatives shall have received from each of (i) Wilson Sonsini Goodrich & Rosati, Professional Corporation, corporate counsel for the Company, (ii) Fulbright & Jaworski LLP, patent counsel for the Company and (iii) Advokatfirman Vinge KB, Swedish counsel for the Company, an opinion, dated such Closing Date, to the effect set forth in Exhibits I-A, I-B and I-C hereto, respectively.

         (g) At each of the Closing Dates, the Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, their opinion, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Common Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

         (h) At each of the Closing Dates, the Company shall have furnished to the Representatives a certificate, dated such Closing Date, of the chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

                  (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                  (ii) Neither any Pre-effective Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iii) To their knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct at and as of such Closing Date, and the Company has complied in all material respects with all the agreements and performed or satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                  (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated therein, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business; (B) there has not been any Material Adverse Change; (C) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (D) no legal or governmental action, suit or proceeding is pending or, to the Company's knowledge, threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; (E) there has not been any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole other than options granted pursuant to the Company's 1995 Stock Plan or 2000 Stock Option Plan, shares issued upon exercise of options granted pursuant to the 1995 Stock Plan or 2000 Stock Option Plan and shares issued upon exercise of outstanding warrants or as disclosed in the Prospectus, as amended or supplemented; and (F) other than the stock dividend on the Company's Common Stock declared on August 31, 2000 the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Dates.

         (i) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of each of the Closing Dates, of the representations and warranties made herein by it and as to compliance at and as of each of the Closing Dates by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each of the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

         (j) The Representatives shall have received the written agreements, substantially in the form of Exhibit II hereto, of the officers, directors and holders of Common Stock listed in Schedule B hereto.

         (k) The Nasdaq National Market shall have approved the Common Stock for listing, subject only to official notice of issuance.

         (l) All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to each of the Closing Dates, but SG Cowen, on behalf of the Representatives, shall be entitled to waive any of such conditions.

         9. Effective Date. This Agreement shall become effective immediately as to Sections 5, 6, 7, 9, 10, 11, 13, 14, 15, 16 and 17, and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Common Stock for sale to the public. For the purposes of this Section 9, the Common Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Stock or upon the release by the Representatives of telegrams (i) advising Underwriters that the shares of Common Stock are released for public offering or (ii) offering the Common Stock for sale to securities dealers, whichever may occur first.

         10. Termination. This Agreement (except for the provisions of Section
5) may be terminated by the Company at any time before it becomes effective in accordance with Section 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 9 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 5, 6 and 11 and other than as provided in Section 12 as to the liability of defaulting Underwriters.

         This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date trading in securities on the New York Stock Exchange or the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;
(iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Common Stock on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Common Stock on the terms contemplated by the Prospectus;
(v) if there shall be any litigation or proceeding, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Common Stock on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in the judgment of the Representatives, impractical or inadvisable to offer or deliver the Common Stock on the terms contemplated by the Prospectus.

         11. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 10 or shall be terminated by the Representatives under Section 8 or Section 10, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to the obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Common Stock, and promptly upon demand the Company will pay such amounts to the Representatives.

         12. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Common Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

         If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 12, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this
Section 12 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

         13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or faxed and confirmed to SG Cowen at 1221 Avenue of the Americas, 14th Floor, New York, New York 10020, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company, shall be mailed, delivered or faxed and confirmed to Introgen Therapeutics, Inc., Attention: David G. Nance, 301 Congress Avenue, Suite 1850, Austin, Texas 78701, Fax: 512-708-9311.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws principles of such state.

         16. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by SG Cowen, Prudential Securities Incorporated or PaineWebber Incorporated, as Representatives, will be binding on all the Underwriters.

         17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         18. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

         19. Counterparts. This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                Very truly yours,

                                INTROGEN THERAPEUTICS, INC.



                                By:_____________________________________________
                                   Name:  David G. Nance
                                   Title: President and Chief Executive Officer





Accepted and delivered in
_________________as of
the date first above written.

SG COWEN SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
PAINEWEBBER INCORPORATED
Acting on its own behalf
and as Representatives of the several
Underwriters referred to in the
foregoing Agreement.

By:  SG Cowen Securities Corporation


By:______________________________
   Name:
   Title:

                                   SCHEDULE A

UNDERWRITERS                                               FIRM STOCK                    OPTIONAL STOCK
------------                                               ----------                    --------------
SG Cowen Securities Corporation
Prudential Securities Incorporated
PaineWebber Incorporated
                                              TOTAL

                                   SCHEDULE B

             [List of Officers, Directors and Common Stock Holders]

                                                                     Exhibit I-A

                      [Form of Opinion of Issuer's Counsel]



[Date]
SG Cowen Securities Corporation
Prudential Securities Incorporated
PaineWebber Incorporated
         As representatives of the several
         Underwriters named in Schedule A
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

                                Re:  Introgen Therapeutics, Inc.
                                ____ Shares of Common Stock

[WSGR Shell to come]

         We are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged, except where the failure to so qualify or to have such power or authority would not, singularly or in the aggregate, be reasonably expected to cause a Material Adverse Change;

         2. Gendux, Inc. and TMX Realty Corporation have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged, except where the failure to so qualify or to have such power or authority would not, singularly or in the aggregate, be reasonably expected to cause a Material Adverse Change;

         3. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the Shares to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided for in the Underwriting Agreement, shall be duly and validly issued and fully paid and non-assessable; and all of the issued and outstanding shares of capital stock of Gendux, Inc. and TMX Realty Corporation have been duly and validly authorized and issued and are fully paid, non-assessable and owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

         4. Except as disclosed in or contemplated by the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument known to us;

         5. To our knowledge and except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to cause a Material Adverse Change and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties;

         6. The Company has full corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder (including to issue, sell and deliver the Shares), and the Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company;

         7. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties is bound, the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

         8. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters;

         9. To our knowledge, the Company and each of its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations, including, but not limited to, those of any governmental agency, court or tribunal, except for such failures to so comply or failures to so conduct their businesses as would not be reasonably likely to cause a Material Adverse Change; to our knowledge, no prospective change in any of such federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would be reasonably likely to cause

                                     I-A-2
a Material Adverse Change. To our knowledge, the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials, except for such failures to so comply as would not be reasonably likely to cause a Material Adverse Change;

         10. The Registration Statement was declared effective under the Securities Act as of __________, 2000, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on __________, 2000 and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to our knowledge, threatened by the Commission;

         11. The Registration Statement and the Prospectus and any amendments or supplements thereto as of their respective effective or issue dates (other than the financial statements and other financial data contained therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

         12. To our knowledge, there are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

         13. To our knowledge, other than as described in the Prospectus or as set forth in the Exhibits to the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to this Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

         l4. The descriptions in the Registration Statement and Prospectus of statutes, rules, regulations, legal or governmental proceedings, contracts and other documents are accurate in all material respects and such descriptions fairly present in all material respects the information required to be disclosed; and to the best of our knowledge, there are no legal or governmental proceedings, statutes, rules or regulations, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

         15. The statements in the Registration Statement and Prospectus under the captions "Risk Factors - We may encounter delays or difficulties in our INGN 201 clinical trials, which may delay or preclude regulatory approval of INGN 201"; - "If we are unable to manufacture our products in sufficient quantities or are unable to obtain regulatory approvals for our manufacturing facility, we may be unable to meet demand for our products and lose potential revenues"; and "Business - Governmental Regulation", insofar as such statements purport to describe or summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act ("FDC Act") and the regulations promulgated thereunder, are accurate and complete in all material respects and fairly present the information purported to be described therein, and based upon the descriptions of the Company's business contained under the caption "Business" in the Registration Statements and Prospectus, such statements summarize the provisions of the FDC Act that are material to the Company's business.



                                     I-A-3

         16. The Company and each of its subsidiaries are not, nor will they be immediately after receiving the proceeds from the sale of the Shares, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

         17. The statements in the Registration Statement and Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Shares, are accurate in all material respects.

         We have participated in conferences with certain officers and employees of and with auditors for the Company, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (except as specified in clause 17 above), nothing has come to our attention which leads us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood we are not expressing any opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                                     I-A-4

         The opinions set forth herein and the statements set forth in the paragraph immediately following such opinions are intended solely for your use in connection with the sale by the Company and the purchase by you of the Common Stock pursuant to the Underwriting Agreement, may not be relied upon by you for any other purpose and are not to be made available to or relied upon by other persons or entities without our prior written consent. This letter is delivered to you as of the date hereof, and we do not undertake to, and will not, advise you of any changes to the matters addressed herein that arise or come to our attention after the delivery hereof.

                                              Very truly yours,

                                     I-A-5

                                                                     Exhibit I-B

                  [Form of Opinion of Issuer's Patent Counsel]

[Date]
SG Cowen Securities Corporation
Prudential Securities Incorporated
PaineWebber Incorporated
         As representatives of the several
         Underwriters named in Schedule A
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

                                Re: Introgen Therapeutics, Inc.
                                ____ Shares of Common Stock

Dear Sirs:

         We have acted as patent counsel for Introgen Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company and purchase of ____ shares of Common Stock, par value $.001 per share, of the Company (the "Shares") by the several Underwriters listed in Schedule A to the Underwriting Agreement, dated ____, among the Company, SG Cowen Securities Corporation, Chase Securities, Inc. and Prudential Securities Incorporated, as representatives of the several Underwriters named therein (the "Underwriting Agreement"). The opinion is being furnished pursuant to Section 8(f) of the Underwriting Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

         Specifically, we have represented the Company with respect to patents and patent applications as set forth in Registration Statement. All opinions expressed herein are based solely on the present actual knowledge of the persons in this firm who have devoted substantive attention to the representation of the Company.

         It should be recognized that opinions of patent counsel of the type referred to below rely on determinations of factual issues and determinations of complex issues of law and technology in an area where many issues have yet to be resolved. By statute, inventions are patentable in the United States unless patentability is precluded by facts or circumstances such as the prior work and prior publications of others, among other things. Hence, opinions regarding the issues of novelty and nonobviousness underlying patentability require literature searches and other investigations of the state of the relevant art and involve subjective judgments as to whether, in view of the level of skill possessed by those working in the art, the invention claimed in the patent would have been obvious to one having ordinary skill in that art at the time of the invention. We have undertaken no such searches or analyses for the specific purpose of rendering the following opinions.

         We are of the opinion that:

         1. To the best of our knowledge, the statements in the Registration Statement and the Prospectus under the captions "Risk Factors If we fail to adequately protect our intellectual property rights, our competitors may be able to take advantage of our research and development efforts to develop competing drugs," "Risk Factors--Third party claims of infringement of intellectual property could require us to spend time and money to address the claims and could limit our intellectual property rights," and "Business--Patents and Intellectual Property" (collectively, the "Intellectual Property Sections") are accurate and fair summaries of the legal matters referred to therein.

         2. The Company and each of its subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them.

         3. To the best of our knowledge, there are no pending or threatened actions, suits or proceedings against or affecting any patents, patent licenses, trademarks, service marks, trade names, copyrights, mask works, technology, know-how or other proprietary intellectual property rights ("Intellectual Property") owned or used by the Company or necessary to conduct the business now or proposed to be conducted by it as described in the Prospectus, to which the Company is a party or to which any of the properties of the Company is subject, except as disclosed in the Registration Statement and Prospectus.

         4. To the best of our knowledge, the Company has not received any notice of infringement or alleged infringement of the Company or conflict with asserted rights of others with respect to any Intellectual Property, except as disclosed in the Registration Statement.

         5. To the best of our knowledge, the pending patent applications referred to in the Prospectus have been duly and properly filed with the U.S. Patent and Trademark Office.

         6. Nothing has come to our attention that causes us to believe that the Intellectual Property Sections in the (a) Registration Statement or any amendment thereof, at the time the Registration became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein to make the statements therein not misleading, or (b) the Prospectus, as amended or supplemented as of its date and as of the date hereof, included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         With respect to patents and patent applications discussed in the Registration Statement and filed and prosecuted by our firm, we have relied on information provided to us by or on behalf of the named inventors concerning matters such as their knowledge of prior art, the disclosure required to enable others to make and use the respective inventions, and the best mode contemplated by the named inventors for carrying out their respective inventions. We have endeavored to notify the named inventors of their duty of candor toward the U.S. Patent and Trademark Office, but we have not made, nor are we in a position to make, an independent investigation of such technical information provided to us by the inventors. In only a few

                                     I-B-2
instances was a preliminary patentability search performed at or around the time the invention was first disclosed to this firm, and those cases where such a search was performed, it was only a limited search. We make no representations as to the completeness of these searches. No further search for prior art references has been conducted at this time in connection with the rendering of the present opinion. Relevant prior art references may exist which could affect the patentability of the patents and patent applications described in the Registration Statement. There is no assurance that patents will ultimately be granted from these applications or that, if patents are granted, they will ultimately be upheld in litigation if challenged or that they will have commercially significant scope.

         The information provided in this letter is current as of the present date. We assume no obligation to provide you with information that may hereafter be brought to our attention, whether or not deemed material.


                                                Very truly yours,

                                                FULBRIGHT & JAWORSKI, LLP



                                                _______________________
                                                Steven L. Highlander

                                     I-B-3

                                                                     Exhibit I-C

                        [Form of Swedish Counsel Opinion]

[Date]
SG Cowen Securities Corporation
Prudential Securities Incorporated
PaineWebber Incorporated
         As representatives of the several
         Underwriters named in Schedule A
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

                                Re: Introgen Therapeutics, Inc.
                                ____ Shares of Common Stock

Dear Sirs:

         We have acted as Swedish counsel for Gendux AB (the "Company"), a Swedish corporation and a wholly-owned subsidiary of Gendux, Inc., a Delaware corporation which is a wholly-owned subsidiary of Introgen Therapeutics, Inc., a Delaware corporation ("Parent"), in connection with the sale by Parent and purchase of ____ shares of Common Stock, par value $.001 per share, of Parent (the "Shares") by the several Underwriters listed in Schedule A to the Underwriting Agreement, dated ____, among the Company, SG Cowen Securities Corporation, Prudential Securities Incorporated and PaineWebber Incorporated, as representatives of the several Underwriters named therein (the "Underwriting Agreement"). This opinion is being furnished pursuant to Section 8(f) of the Underwriting Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

         We are of the opinion that:

         1. The Company has been duly incorporated, is validly existing as a company under the laws of Sweden, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except to the extent that the failure to be so qualified would not in our view have a material adverse effect on the Company and its subsidiaries taken as a whole).

         2. The Company has no subsidiaries.

         3. The Company has all materially necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with all relevant governmental authorities, all self-regulatory organizations and all relevant courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and, to the best of our knowledge after due inquiry, has not received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation of, or in default under, any federal, state, local, national or regional law, regulation, rule, decree, order or judgment applicable to the Company, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described herein or in the Prospectus. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials.

         4. The statements in the Prospectus under the caption "Business -- Academic and Other Collaborations -- Gendux, Inc. and Gendux AB" are accurate in all material respects and fairly summarize all matters referred to therein.

         5. There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividend or make any payment or transfer of property or assets to its stockholders other than those described in the Prospectus and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and such descriptions, if any, fairly summarize such restrictions.

         6. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the shares of the Company's capital stock pursuant to the Company's charter or By-Laws or any agreement or other instrument.

         7. The Company owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by it or necessary for the conduct of its business, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person.

         Nothing has come to our attention that causes us to believe that the sections relating to the Company in the (a) Registration Statement or any amendment thereof, at the time the Registration became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein to make the statements therein not misleading, or (b) the Prospectus, as amended or supplemented and as of its date and as of the date hereof, included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                                Very truly yours,

                                     I-C-2

                                                                     Exhibit I-D

                           [Form of Lock-up Agreement]

[Date]

SG COWEN SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED
                  as representatives of the several Underwriters

c/o SG Cowen Securities Corporation
1221 Avenue of the Americas, 14th Floor
New York, NY  10020

         RE:      INTROGEN THERAPEUTICS, INC.

Ladies and Gentlemen:

         In order to induce SG Cowen Securities Corporation ("SG Cowen") and Prudential Securities Incorporated (the "Representatives") to enter into a certain underwriting agreement (the "Underwriting Agreement") with Introgen Therapeutics, Inc., a Delaware corporation (the "Company"), with respect to the public offering of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission (the "SEC") in connection with such public offering, the undersigned will not, without prior written consent of SG Cowen, on behalf of the several Underwriters named in Schedule A of the Underwriting Agreement (the "Underwriters"), (1) directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, other than by operation of law, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing covenant shall not apply to shares of Common Stock acquired by the undesigned in the open market after the date the Company's Registration Statement is declared effective by the SEC.

         In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

         Notwithstanding the foregoing covenants, the undersigned may transfer the undersigned's shares of Common Stock or Beneficially Owned Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as a bona fide loan transaction that creates a mere security interest in such shares of Common Stock or Beneficially Owned Shares, provided that the pledgee or pledgees thereof agree to be bound by the restrictions set forth herein, or (iv) with the prior written consent of SG Cowen on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing covenants, if the undersigned is a corporation, the corporation may transfer its shares of Common Stock or Beneficially Owned Shares to any subsidiary, parent, or other affiliate of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock or Beneficially Owned Stock subject to the provisions of this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

         In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

         Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Lock-Up Agreement.

         Whether or not the public offering actually occurs depends on a number of factors, including market conditions. Any public offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                         ___________________________________
                                         (Signature of Stockholder)

                                         ___________________________________
                                         (Print or Type Name of Stockholder)

                                     I-D-2